Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-84817, 333-105515, 333-114025, 333-115943, 333-125661 and 333-152984), and Form S-3 (333-110218, 333-124323 and 333-156564) of Central Federal Corporation (formerly Grand Central Financial Corp.) of our report dated March 11, 2009, related to the consolidated financial statements of Central Federal Corporation included in this annual report on Form 10-K for the year ended December 31, 2008.
Crowe Horwath LLP
Columbus, Ohio
March 27, 2009